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                                                                     EXHIBIT 5.1
                                                                     -----------

                               December 19, 1996



Synbiotics Corporation
11011 Via Frontera
San Diego, CA 92127

            Re: Synbiotics Corporation Registration Statement on Form S-8 for 99,138 Shares of Common Stock

Ladies and Gentlemen:

          In connection with your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 99,138 shares of Common Stock of Synbiotics Corporation (the "Company") under the International Canine Genetics, Inc. Amended and Restated 1992 Stock Option Plan, we advise you that, in our opinion, if and when such shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements executed under the International Canine Genetics, Inc. Amended and Restated 1992 Stock Option Plan and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Company's Common Stock.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ Brobeck, Phleger & Harrison LLP

                                   BROBECK, PHLEGER & HARRISON LLP